Exhibit 10.6

FIFTH EXTENSION OF PLACEMENT AGENT AGREEMENT

(INITIALLY DATED MARCH 11, 2010)

Dated as of: February 28, 2014

Hollywood Burger Holdings, Inc.

135 Fifth Avenue, 10th Floor

New York, New York 10010

Ladies and Gentlemen:

This shall confirm that Hollywood Burger Holdings, Inc., a Delaware corporation (the “Company”), hereby agrees with DPEC Capital, Inc., a Delaware corporation (the “Placement Agent”), to extend the terms of their Placement Agent Agreement, dated March 11, 2010 (hereinafter the “PAA”), as previously modified and extended on October 8, 2010 (the “Initial Extension”), on July 8, 2011 (the “Second Extension”), as of September 7, 2011 (the “Third Extension”), and on March 21, 2012 (the “Fourth Extension”), to the sale by the Company of its Common Stock via individual subscriptions, commencing on or about February 28, 2014 (hereinafter, the “2014 Subscription Offering”). Except as expressly modified herein, all of the terms and provisions set forth in the PAA and Initial, Second, Third and Fourth Extensions shall remain in full force and effect, and all capitalized terms used therein shall have the same meanings herein.

The modifications to the PAA, as previously extended, are as follows, numbered to correlate to the paragraph of the PAA being modified hereby:

1. The Relevant Terms of the 2014 Subscription Offering.

A. In connection with the 2014 Subscription Offering, the Company hereby engages the Placement Agent to act as its exclusive placement agent in connection with the issuance and sale by the Company on an individual subscription basis shares of its common stock, $.01 per share par value (the “Shares”), at a price of $.75 per share. Under the 2014 Subscription Offering, there shall be no express limit as to the number of Shares which may be sold, so all references in the PAA to the “Maximum Offering” shall no longer have any effect on the rights and duties of the parties hereto.

D. The Offering 2014 Subscription Offering has no pre-determined termination date. As such, all references in the PAA to the “Termination Date” shall no longer have any effect on the rights and duties of the parties hereto.

2. Representations and Warranties of the Company.

The Company hereby represents and warrants as follows:

B. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, par value $.01 per share. Of this total, as of the commencement of the 2014 Subscription Offering, 63,596,696 Shares are issued and outstanding, and there are no shares that have been issued but which are held in treasury. There are no shares of preferred stock outstanding. As of the date hereof, the Company has 13,791,311 shares of Common Stock reserved for issuance upon the exercise of stock options, equity incentives and warrants. All of the issued and outstanding Shares of the capital stock of the Company are, and all shares of Common Stock reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid, and non-assessable.

By signing below, the Company and the Placement Agent confirm that all of the representations made by each party in the PAA remain accurate as of the date of this Fifth Extension Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

DPEC CAPITAL, INC.		HOLLYWOOD BURGER HOLDINGS, INC.

By:	/s/ Keith Fasano	By:	/s/ Scott L. Mathis
	Name: Keith Fasano		Name: Scott L. Mathis
	Title: Director of Compliance		Title: President